Exhibit 4.2

NEITHER THE SECURITIES REPRESENTED HEREBY NOR THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) IN COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, (C) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE COMPANY. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

WARRANT TO PURCHASE

COMMON SHARES

OF

FIBROBIOLOGICS LLC

Expires: The date that is the third anniversary of the Public Listing Date

Date of Issuance: [●]	No. of Shares: The number equal to 4.0% of the total equity interests outstanding immediately after the completion of the Public Listing (including any Common Shares issued pursuant to an over-allotment option).

FOR VALUE RECEIVED, the undersigned, FIBROBIOLOGICS LLC, a Delaware limited liability company and having a principal place of business at 16815 Royal Crest Drive, Suite 100, Houston, TX 77058 (together with its successors and assigns, the “Issuer” and the “Company”), hereby certifies that GEM Yield Bahamas Limited (“GEM”) or its assigns is entitled to subscribe for and purchase, during the Term (as hereinafter defined), in accordance with the terms of this Warrant, up to a number of Common Shares equal to 4.0% of the total equity interests on a fully diluted basis as of the date of the Public Listing (including Common Shares and any other equity interests convertible or exchangeable into Common Shares or bearing equivalent economic interests) outstanding immediately after the completion of the Public Listing (including any Common Shares issued pursuant to an over-allotment option), calculated on fully diluted basis, at an strike price per Share equal to the lesser of (i) the public offering price (in the case of an initial public offering) or the closing bid price for such Common Shares on the Public Listing Date (in the case of a Public Listing other than an initial public offering), or (ii) the quotient obtained by dividing $700 million by the total number of equity interests (equal to the number of Common Shares, assuming the conversion or exchange of all other equity interests for Common Shares); provided that, on the first anniversary following the Public Listing Date (the “Adjustment Date”), if all or any portion of this Warrant remains unexercised and the closing price of the Common Shares on the Adjustment Date is less than 90% of the then current strike price of this Warrant (the “Baseline Price”), then the strike price of this Warrant shall be adjusted to 105% of the Baseline Price. Capitalized terms used in this Warrant shall have the respective meanings specified in Section 8 hereof, and capitalized terms used but not defined in this Warrant have the meanings given them in the Purchase Agreement. This Warrant is issued in accordance with, and subject to, the terms and conditions of the Purchase Agreement.

1. Term. The Holder may exercise this Warrant for a period which shall commence on the Public Listing Date, and shall expire at 6:00 p.m., Eastern Time, on the date that is the fifth anniversary of the Public Listing Date (such period being the “Term”).

2. Method of Exercise; Payment; Issuance of New Warrant; Transfer and Exchange.

(a) Time of Exercise. The purchase rights represented by this Warrant may be exercised in whole or in part during the Term.

(b) Method of Exercise. The Holder hereof may exercise this Warrant, in whole or in part, by the surrender of this Warrant (with the exercise form attached hereto, duly executed at the principal office of the Issuer, and by the payment to the Issuer of an amount of consideration therefor equal to the Warrant Price in effect on the date of such exercise multiplied by the number of Warrant Shares with respect to which this Warrant is then being exercised, payable at such Holder’s election (i) by certified or official bank check or by wire transfer to an account designated by the Issuer, (ii) by “cashless exercise” in accordance with the provisions Section 2(c) below, or (iii) by a combination of the foregoing methods of payment selected by the Holder of this Warrant.

(c) Cashless Exercise.

(i) Notwithstanding any provisions herein to the contrary, if the Per Share Market Value of one Common Share is greater than the Warrant Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may exercise this Warrant by a cashless exercise and shall receive the number of Common Shares equal to an amount (as determined below) by surrender of this Warrant at the principal office of the Issuer together with the properly endorsed notice of exercise, in which event the Issuer shall issue to the Holder a number of Common Shares computed using the following formula:

X =	Y - (A)(Y)
B

Where	X =	the number of Common Shares to be issued to the Holder.

	Y =	the number of Common Shares purchasable upon exercise of all of the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised.

	A =	the Warrant Price.

	B =	the Per Share Market Value of one Common Share.

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For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for such shares shall be deemed to have commenced, on the date this Warrant was originally issued.

(d) Issuance of Shares. In the event of any exercise of this Warrant in accordance with and subject to the terms and conditions hereof, certificates for the Warrant Shares so purchased shall be dated the date of such exercise and delivered to the Holder hereof within a reasonable time, not exceeding five Trading Days after such exercise (the “Delivery Date”), unless the Common Shares are then uncertificated, in which case the Warrant Shares shall be registered in book-entry form in the name of the Holder, or, at the request of the Holder (provided that a registration statement under the Securities Act providing for the resale of the Warrant Shares is then in effect or that the Warrant Shares are otherwise exempt from registration), issued and delivered to the Depository Trust Company (“DTC”) account on the Holder’s behalf via the Deposit Withdrawal Agent Commission System (“DWAC”) within a reasonable time, not exceeding three (3) Trading Days after such exercise, and the Holder hereof shall be deemed for all purposes to be the holder of the Warrant Shares so purchased as of the date of such exercise. Notwithstanding the foregoing to the contrary, the Issuer or its transfer agent shall be obligated to issue and deliver the shares to the DTC on a holder’s behalf via DWAC only if such exercise is in connection with a sale or other exemption from registration by which the shares may be issued without a restrictive legend and the Issuer and its transfer agent are participating in DTC through the DWAC system. The Holder shall deliver this original Warrant, or an indemnification reasonably acceptable to the Issuer undertaking with respect to such Warrant in the case of its loss, theft or destruction, at such time that this Warrant is fully exercised. This Warrant shall be exercisable, either in its entirety or, from time to time, for part only of the number of Warrant Shares referenced by this Warrant. If this Warrant is submitted in connection with any partial exercise and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the actual number of Warrant Shares being acquired upon such exercise, then the Company shall, as soon as practicable, and in no event later than five Business Days after any exercise, and at its own expense, issue a new Warrant of like tenor representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. With respect to partial exercises of this Warrant, the Issuer shall keep written records for the Holder of the number of Warrant Shares exercised as of each date of exercise.

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(e) Compensation for Buy-In on Failure to Timely Deliver Shares upon Exercise. In addition to any other rights available to the Holder, if the Issuer fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Shares or register such Warrant Shares in book-entry form in the name of the holder, as applicable, pursuant to an exercise on or before the Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) Common Shares to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Issuer shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the Common Shares so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Issuer was required to deliver to the Holder in connection with the exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of Common Shares that would have been issued had the Issuer timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Shares having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of Common Shares with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Issuer shall be required to pay the Holder $1,000. The Holder shall provide the Issuer written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Issuer. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Issuer’s failure to timely deliver certificates representing Common Shares or register such Warrant Shares in book-entry form in the name of the Holder, as applicable, upon exercise of this Warrant as required pursuant to the terms hereof.

(f) Transferability of Warrant. This Warrant may be transferred by a Holder, in whole or in part, without the prior written consent of the Issuer, (i) at any time, to an Affiliate of the Holder, or (ii) at any time following the Public Listing Date, to any Person, by giving the Issuer notice of the portion of the Warrant being transferred and setting forth the name, address, and taxpayer identification number of the transferee and surrendering this Warrant to the Issuer for reissuance to the transferee(s) (and Holder, if applicable). If transferred pursuant to this paragraph, this Warrant may be transferred on the books of the Issuer by the Holder hereof in person or by duly authorized attorney, upon surrender of this Warrant at the principal office of the Issuer, properly endorsed (by the Holder executing an assignment in the form attached hereto) and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. This Warrant is exchangeable at the principal office of the Issuer for Warrants to purchase the same aggregate number of Warrant Shares, each new Warrant to represent the right to purchase such number of Warrant Shares as the Holder hereof shall designate at the time of such exchange. All Warrants issued on transfers or exchanges shall be dated the date hereof and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

(g) Continuing Rights of Holder. The Issuer will, at the time of, or at any time after, each exercise of this Warrant, upon the request of the Holder hereof, acknowledge in writing the extent, if any, of its continuing obligation to afford to such Holder all rights to which such Holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant, provided that if any such Holder shall fail to make any such request, the failure shall not affect the continuing obligation of the Issuer to afford such rights to such Holder.

(h) Compliance with Securities Laws.

(i) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except pursuant to an effective registration statement, or an exemption from registration, under the Securities Act and any applicable state securities laws.

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(ii) Except as provided in paragraph (iii) below, this Warrant and all certificates representing Warrant Shares issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form:

NEITHER THE SECURITIES REPRESENTED HEREBY NOR THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) IN COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, (C) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE COMPANY.

(iii) The Issuer agrees to reissue this Warrant or certificates representing any of the Warrant Shares, if any, without the legend set forth above if at such time, prior to making any transfer of any such securities, the Holder shall give written notice to the Issuer describing the manner and terms of such transfer and such manner and terms permit the removal of such legend. Such proposed transfer will not be effected until: (a) either (i) the transfer agent shall have received an opinion of counsel reasonably satisfactory to the transfer agent, to the effect that the registration or qualification of such securities under the Securities Act is not required in connection with such proposed transfer, (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Issuer with the Securities and Exchange Commission and has become effective under the Securities Act, (iii) the Issuer and transfer agent have received other evidence reasonably satisfactory to the Issuer and transfer agent that such registration and qualification under the Securities Act, or (iv) the transfer agent shall have received an opinion of counsel reasonably satisfactory to the transfer agent, to the effect that such security can be sold pursuant to Rule 144 under the Securities Act; and (b) either (i) the Issuer has been advised by counsel reasonably satisfactory to the Issuer, to the effect that registration or qualification under the securities or “blue sky” laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or “blue sky” laws has been effected or a valid exemption exists with respect thereto. The Issuer will respond to any such notice from a Holder within ten Trading Days. In the case of any proposed transfer under this Section 2(h), the Issuer will use reasonable efforts to comply with any such applicable state securities or “blue sky” laws, but shall in no event be required, (x) to qualify to do business in any state where it is not then qualified, (y) to take any action that would subject it to tax or to the general service of process in any state where it is not then subject, or (z) to comply with state securities or “blue sky” laws of any state for which registration by coordination is unavailable to the Issuer. The restrictions on transfer contained in this Section 2(h) shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other Section of this Warrant. Whenever a certificate representing the Warrant Shares is required to be issued to a Holder without a legend, in lieu of delivering physical certificates representing the Warrant Shares, the Issuer shall cause its transfer agent to electronically transmit the Warrant Shares to the Holder by crediting the account of the Holder or Holder’s prime broker with DTC through its DWAC system (to the extent not inconsistent with any provisions of this Warrant or the Purchase Agreement).

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(i) Accredited Investor Status. The Holder is an “accredited investor” as defined in Regulation D under the Securities Act and understands that this Warrant and the Warrant Shares have not been registered under the Securities Act nor qualified under applicable state securities laws and that the Issuer’s reliance on exemption from such registration is predicated on Holder’s representations herein. In no event may the Holder exercise this Warrant in whole or in part unless the Holder is an “accredited investor” as defined in Regulation D under the Securities Act.

3. Shares Fully Paid; Reservation and Listing of Shares; Covenants.

(a) Shares Fully Paid; Reservation. The Issuer represents, warrants, covenants and agrees that all Warrant Shares which may be issued upon the exercise of this Warrant or otherwise hereunder will, when issued in accordance with the terms of this Warrant, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges created by or through the Issuer. The Issuer further covenants and agrees that during the period within which this Warrant may be exercised, the Issuer will at all times have authorized and reserved for the purpose of the issuance upon exercise of this Warrant a number of authorized but unissued Common Shares equal to at least one hundred fifty (150%) of the number of Common Shares issuable upon exercise of this Warrant without regard to any limitations on exercise.

(b) Registration; Listing. If any Common Shares required to be reserved for issuance upon exercise of this Warrant or as otherwise provided hereunder require registration or qualification with any Governmental Authority under any federal or state law before such shares may be so issued, the Issuer will in good faith use its best efforts as expeditiously as possible at its expense to cause such shares to be duly registered or qualified. If the Issuer shall list any Common Shares on any securities exchange or market it will, at its expense, list thereon, and maintain and increase when necessary such listing, of, all Warrant Shares from time to time issued upon exercise of this Warrant or as otherwise provided hereunder (provided that such Warrant Shares have been registered pursuant to a registration statement under the Securities Act then in effect), and, to the extent permissible under the applicable securities exchange rules, all unissued Warrant Shares which are at any time issuable hereunder, so long as any Common Shares shall be so listed. The Issuer will also so list on each securities exchange or market, and will maintain such listing of, any other securities which the Holder of this Warrant shall be entitled to receive upon the exercise of this Warrant if at the time any securities of the same class shall be listed on such securities exchange or market by the Issuer.

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(c) Covenants. The Issuer shall not by any action including, without limitation, amending the Certificate of Incorporation or the by-laws of the Issuer, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder hereof. Without limiting the generality of the foregoing, the Issuer will (i) not permit the par value, if any, of its Common Shares to exceed the then effective Warrant Price, (ii) not amend or modify any provision of the Certificate of Incorporation or by-laws of the Issuer in any manner that would adversely affect the rights of the Holder, (iii) take all such action as may be reasonably necessary in order that the Issuer may validly and legally issue fully paid and nonassessable Common Shares, free from all taxes, liens, claims, encumbrances and restrictions (other than as provided herein) upon the exercise of this Warrant, and (iv) use reasonable best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be reasonably necessary to enable the Issuer to perform its obligations under this Warrant.

(d) Loss, Theft, Destruction of Warrant. Upon receipt of evidence satisfactory to the Issuer of the ownership of and the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Issuer or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Issuer will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the number of Common Shares remaining available upon exercise of the Warrant which has been lost, stolen, destroyed or mutilated.

(e) Payment of Taxes. The Issuer will pay all transfer and issuance taxes attributable to the preparation, issuance and delivery of this Warrant (and any replacement Warrants) including, without limitation, all documentary and stamp taxes attributable to the initial issuance of the Warrant Shares issuable upon exercise of this Warrant; provided, however, that the Issuer shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates representing Warrant Shares or registration of such Warrant Shares in book-entry form, as applicable, in a name other than that of the Holder in respect to which such shares are issued.

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4. Adjustment of Warrant Price. The price at which such Warrant Shares may be purchased upon exercise of this Warrant and/or the number of Warrant Shares issuable shall be subject to adjustment from time to time as set forth in this Section 4. The Issuer shall give the Holder notice of any event described below which requires an adjustment pursuant to this Section 4 in accordance with the notice provisions set forth in Section 5.

(a) Recapitalization, Reorganization, Reclassification, Consolidation, Merger or Sale. In the event that the Holder has elected not to exercise this Warrant prior to the consummation of a Change of Control, so long as the Surviving Corporation pursuant to any Change of Control is a company that has a class of equity securities registered pursuant to the Securities Exchange Act of 1934, as amended, and its common shares are listed or quoted on a U.S. national securities exchange, the Surviving Corporation and/or each Person (other than the Issuer) which may be required to deliver any Securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder of this Warrant, (A) the obligations of the Issuer under this Warrant, including, without limitation, those under the Registration Rights Agreement (as defined below) (and if the Issuer shall survive the consummation of such Change of Control, such assumption shall be in addition to, and shall not release the Issuer from, any continuing obligations of the Issuer under this Warrant), and (B) the obligation to deliver to such Holder such Securities, cash or property as, in accordance with the foregoing provisions of this Section 4(a), such Holder shall be entitled to receive, and the Surviving Corporation and/or each such Person shall have similarly delivered to such Holder an opinion of counsel for the Surviving Corporation and/or each such Person, which counsel shall be reasonably satisfactory to such Holder, or in the alternative, a written acknowledgement executed by the President or Chief Financial Officer of the Issuer, stating that this Warrant shall thereafter continue in full force and effect and the terms hereof (including, without limitation, all of the provisions of this Section 4(a)) shall be applicable to the Securities, cash or property which the Surviving Corporation and/or each such Person may be required to deliver upon any exercise of this Warrant or the exercise of any rights pursuant hereto. If following such a Change of Control, the Surviving Corporation does not have a registered class of equity securities and common shares listed on a U.S. national securities exchange as described in the first sentence of this Section 4(a), then the Holder shall be entitled to receive compensation in accordance with the terms of Section 4.13 of the Purchase Agreement.

(b) Share Dividends, Subdivisions and Combinations. If at any time the Issuer shall:

(i) make or issue or set a record date for the holders of the Common Shares for the purpose of entitling them to receive a dividend payable in, or other distribution of, Common Shares,

(ii) subdivide its outstanding Common Shares into a larger number of Common Shares, or

(iii) combine its outstanding Common Shares into a smaller number of Common Shares,

then (1) the number of Common Shares for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of Common Shares which a record holder of the same number of Common Shares for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (2) the Warrant Price then in effect shall be adjusted to equal (A) the Warrant Price then in effect multiplied by the number of Common Shares for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of Common Shares for which this Warrant is exercisable immediately after such adjustment.

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(c) Certain Other Distributions. If at any time the Issuer shall make or issue or set a record date for the holders of the Common Shares for the purpose of entitling them to receive any dividend or other distribution of:

(i) cash,

(ii) any evidences of its indebtedness, any shares of stock of any class or any other securities or property of any nature whatsoever (other than cash, Common Share Equivalents or Additional Common Shares), or

(iii) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property of any nature whatsoever (other than cash, Common Share Equivalents or Additional Common Shares), then (1) the number of Common Shares for which this Warrant is exercisable shall be adjusted to equal the product of the number of Common Shares for which this Warrant is exercisable immediately prior to such adjustment multiplied by a fraction (A) the numerator of which shall be the Per Share Market Value of Common Shares at the date of taking such record and (B) the denominator of which shall be such Per Share Market Value minus the amount allocable to one share of Common Shares of any such cash so distributable and of the fair value (as determined in good faith by the Board of Directors of the Issuer and supported by an opinion from an investment banking firm mutually agreed upon by the Issuer and the Holder) of any and all such evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights so distributable, and (2) the Warrant Price then in effect shall be adjusted to equal (A) the Warrant Price then in effect multiplied by the number of Common Shares for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of Common Shares for which this Warrant is exercisable immediately after such adjustment. A reclassification of the Common Shares (other than a change in par value, or from par value to no par value or from no par value to par value) into Common Shares and shares of any other class of stock shall be deemed a distribution by the Issuer to the holders of its Common Shares of such shares of such other class of stock within the meaning of this Section 4(c) and, if the outstanding Common Shares shall be changed into a larger or smaller number of Common Shares as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding Common Shares within the meaning of Section 4(b).

(d) Issuance of Additional Common Shares. In the event the Issuer shall at any time following the Public Listing Date issue any Additional Common Shares (otherwise than as provided in the foregoing subsections (b) through (c) of this Section 4), at a price per share less than the Warrant Price then in effect or without consideration, then the Warrant Price upon each such issuance shall be adjusted to the price equal to the consideration per share paid for such Additional Common Shares.

(e) Issuance of Common Share Equivalents. In the event the Issuer shall at any time following the Public Listing Date take a record of the holders of its Common Shares for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Issuer is the surviving corporation) issue or sell, any Common Share Equivalents, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Shares are issuable upon such conversion or exchange shall be less than the Warrant Price in effect immediately prior to the time of such issue or sale, or if, after any such issuance of Common Share Equivalents, the price per share for which Additional Common Shares may be issuable thereafter is amended or adjusted, and such price as so amended shall be less than the Warrant Price in effect at the time of such amendment or adjustment, then the Warrant Price then in effect shall be adjusted as provided in Section 4(d). No further adjustments of the number of Common Shares for which this Warrant is exercisable and the Warrant Price then in effect shall be made upon the actual issue of such Common Shares upon conversion or exchange of such Common Share Equivalents.

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(f) Other Provisions applicable to Adjustments under this Section. The following provisions shall be applicable to the making of adjustments of the number of Common Shares for which this Warrant is exercisable and the Warrant Price then in effect provided for in this Section 4:

(i) Computation of Consideration. To the extent that any Additional Common Shares or any Common Share Equivalents (or any warrants or other rights therefor) shall be issued for cash consideration, the consideration received by the Issuer therefor shall be the amount of the cash received by the Issuer therefor, or, if such Additional Common Shares or Common Share Equivalents are offered by the Issuer for subscription, the subscription price, or, if such Additional Common Shares or Common Share Equivalents are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price (in any such case subtracting any amounts paid or receivable for accrued interest or accrued dividends and without taking into account any compensation, discounts or expenses paid or incurred by the Issuer for and in the underwriting of, or otherwise in connection with, the issuance thereof). In connection with any merger or consolidation in which the Issuer is the Surviving Corporation (other than any consolidation or merger in which the previously outstanding Common Shares of the Issuer shall be changed to or exchanged for the stock, ordinary or common shares, or other securities of another corporation), the amount of consideration therefor shall be deemed to be the fair value, as determined reasonably and in good faith by the Board, of such portion of the assets and business of the non-surviving corporation as the Board may determine to be attributable to such Common Shares or Common Share Equivalents, as the case may be. The consideration for any Additional Common Shares issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration received by the Issuer for issuing such warrants or other rights plus the additional consideration payable to the Issuer upon exercise of such warrants or other rights. The consideration for any Additional Common Shares issuable pursuant to the terms of any Common Share Equivalents shall be the consideration received by the Issuer for issuing warrants or other rights to subscribe for or purchase such Common Share Equivalents, plus the consideration paid or payable to the Issuer in respect of the subscription for or purchase of such Common Share Equivalents, plus the additional consideration, if any, payable to the Issuer upon the exercise of the right of conversion or exchange in such Common Share Equivalents. In the event of any consolidation or merger of the Issuer in which the Issuer is not the Surviving Corporation or in which the previously outstanding Common Shares of the Issuer shall be changed into or exchanged for the stock, ordinary or common shares, or other securities of another corporation, or in the event of any sale of all or substantially all of the assets of the Issuer for stock, ordinary or common shares, or other securities of any corporation, the Issuer shall be deemed to have issued a number of Common Shares for stock, ordinary or common shares, or securities or other property of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated, and for a consideration equal to the fair market value on the date of such transaction of all such stock, ordinary or common shares, or securities or other property of the other corporation. In the event any consideration received by the Issuer for any securities consists of property other than cash, the fair market value thereof at the time of issuance or as otherwise applicable shall be as determined in good faith by the Board. In the event Common Shares are issued with other shares or securities or other assets of the Issuer for consideration which covers both, the consideration computed as provided in this Section 4(f)(i) shall be allocated among such securities and assets as determined in good faith by the Board.

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(ii) When Adjustments to Be Made. The adjustments required by this Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment of the number of Common Shares for which this Warrant is exercisable that would otherwise be required may be postponed (except in the case of a subdivision or combination of Common Shares, as provided for in Section 4(b)) up to, but not beyond the date of exercise if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than one percent of the Common Shares for which this Warrant is exercisable immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 4 and not previously made, would result in a minimum adjustment or on the date of exercise. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

(iii) Fractional Interests. In computing adjustments under this Section 4, fractional interests in Common Shares shall be taken into account to the nearest one hundredth (1/100th) of a share.

(iv) When Adjustment Not Required. If the Issuer shall take a record of the holders of its Common Shares for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to shareholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

(g) Form of Warrant after Adjustments. The form of this Warrant need not be changed because of any adjustments in the Warrant Price or the number and kind of Securities purchasable upon the exercise of this Warrant.

5. Notice of Adjustments. Whenever the Warrant Price or Warrant Share Number shall be adjusted pursuant to Section 4 hereof (for purposes of this Section 5, each an “adjustment”), the Issuer shall cause its Chief Financial Officer to prepare and execute a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board made any determination hereunder), and the Warrant Price and Warrant Share Number after giving effect to such adjustment, and shall cause copies of such certificate to be delivered to the Holder of this Warrant promptly after each adjustment. Any dispute between the Issuer and the Holder of this Warrant with respect to the matters set forth in such certificate may at the option of the Holder of this Warrant be submitted to a national or regional accounting firm reasonably acceptable to the Issuer and the Holder, provided that the Issuer shall have ten (10) days after receipt of notice from such Holder of its selection of such firm to object thereto, in which case such Holder shall select another such firm and the Issuer shall have no such right of objection. The firm selected by the Holder of this Warrant as provided in the preceding sentence shall be instructed to deliver a written opinion as to such matters to the Issuer and such Holder within thirty (30) days after submission to it of such dispute. Such opinion shall be final and binding on the parties hereto. The costs and expenses of the initial accounting firm shall be paid equally by the Issuer and the Holder and, in the case of an objection by the Issuer, the costs and expenses of the subsequent accounting firm shall be paid in full by the Issuer.

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6. Fractional Shares. No fractional Warrant Shares will be issued in connection with any exercise hereof, but in lieu of such fractional shares, the Issuer shall round the number of shares to be issued upon exercise to the nearest whole number of shares.

7. Ownership Cap and Exercise Restriction. Notwithstanding anything to the contrary set forth in this Warrant, at no time may a Holder of this Warrant exercise this Warrant if the number of Common Shares to be issued pursuant to such exercise would exceed, when aggregated with all other Common Shares owned by such Holder and its Affiliates at such time, the number of Common Shares which would result in such Holder and its Affiliates beneficially owning (as determined in accordance with Section 12(d) of the Exchange Act and the rules thereunder) in excess of 9.99% of the then issued and outstanding Common Shares; provided, however, that (a) upon a Holder of this Warrant providing the Issuer with sixty-one (61) days’ notice (pursuant to Section 12 hereof) (the “Waiver Notice”) that such Holder would like to waive this Section 7 with regard to any or all Common Shares issuable upon exercise of this Warrant, this Section 7 will be of no force or effect with regard to all or a portion of the Warrant referenced in the Waiver Notice until the date that the Holder notifies the Issuer (pursuant to Section 12 hereof) that the Holder revokes the Waiver Notice; provided, further, that during the sixty-one (61) day period prior to the expiration of the Term, the Holder may waive this Section 7 by providing a Waiver Notice at any time during such sixty-one (61) day period, and (b) at no time may a Holder of this Warrant exercise this Warrant if the number of Common Shares to be issued pursuant to such exercise would exceed, when aggregated with all other Common Shares owned by such Holder and its Affiliates at such time, the number of Common Shares which would result in such Holder and its Affiliates beneficially owning 19.99% of the issued and outstanding Common Shares immediately after giving effect to such issuance, or control in excess of 19.99% of the total voting power of the Company’s securities outstanding immediately after giving effect to such issuance that are entitled to vote on a matter being voted on by holders of the Common Share (each limit referred to in this Section 7, the “Exchange Limit”), unless stockholder approval (the “Required Stockholder Approval”) is not required under applicable Principal Market rules or the Company obtains stockholder approval permitting such issuances in accordance with applicable Principal Market rules. If, upon any attempted exercise of this Warrant by the Holder, the issuance of Warrant Shares would exceed the Exchange Limit, and the Company shall not have previously obtained the Required Stockholder Approval at the time of exercise, then the Company shall issue to the Holder such number of Warrant Shares as may be issued below the Exchange Limit, and, with respect to the remainder of the aggregate number of Warrant Shares (the “Excess Warrant Shares”), this Warrant shall not be exercisable until and unless the Required Stockholder Approval has been obtained. The Company shall, upon the written request of the Holder or Holders holding the Warrant or Warrants representing the right to purchase a majority of the Warrant Shares, hold a meeting of its stockholders within one hundred twenty (120) days following such request and use its commercially reasonable efforts to obtain the Required Stockholder Approval; provided that the Holder(s) may not request such stockholder meeting more than once within any 90-day period or more than three times in total. With respect to any proxy materials delivered or otherwise made available to the Company’s stockholders in connection with the foregoing, the Company shall provide the Holder(s) and their outside legal counsel with a reasonable opportunity to review and comment on drafts of such proxy materials prior to filing, furnishing or delivering such proxy materials to the applicable governmental authority and their dissemination to the Company’s stockholders and incorporate in such proxy materials all comments reasonably proposed by Holder(s) or their outside legal counsel. The Company agrees that all information relating to the Holder(s), their Affiliates and their respective representatives included in the proxy materials shall be in form and content reasonably satisfactory to the Holder(s).

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8. Definitions. For the purposes of this Warrant, the following terms have the following meanings:

“Additional Common Shares” means all Common Shares issued by the Issuer after the Public Listing Date, and all Other Common Shares, if any, issued by the Issuer after the Public Listing Date, except: (i) securities issued (other than for cash) in connection with a merger, acquisition, or consolidation, (ii) securities issued pursuant to the conversion or exercise of convertible or exercisable securities issued or outstanding on or prior to the date of the Purchase Agreement or issued pursuant to the Purchase Agreement (so long as the conversion or strike price in such securities are not amended to lower such price and/or adversely affect the Holder unless the issuance of shares pursuant to the Purchase Agreement results in a lower adjusted price), (iii) the Warrant Shares, (iv) securities issued in connection with bona fide strategic license agreements, consulting agreements, or other partnering or technology development arrangements so long as such issuances are not for the purpose of raising capital, (v) Common Shares issued or the issuance or grants of options to purchase Common Shares pursuant to the Issuer’s option plans and employee equity purchase plans outstanding as they exist on the date of the Purchase Agreement or as subsequently approved by the Board provided that the number of Common Shares issued pursuant to such plans approved after the date of the Purchase Agreement does not exceed five percent (5%) of the Common Shares outstanding, (vi) securities issued in connection with a registered public offering, and (vii) any warrants issued to the finders, placement agents or their respective designees for the transactions contemplated by the Purchase Agreement or in subsequent offerings or placements. The exclusions set forth in this definition shall also apply to the issuance or sale of Common Share Equivalents.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

“Board” shall mean the Board of Directors of the Issuer.

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“Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in the City of New York, New York, are authorized or required by law or executive order to close.

“Certificate of Incorporation” means the Certificate of Incorporation of the Issuer as in effect on the date hereof, and as hereafter from time to time amended, modified, supplemented or restated in accordance with the terms hereof and thereof and pursuant to applicable law.

“Change of Control” shall mean (i) the acquisition by any Person of direct or indirect beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the then-issued and outstanding equity of the Company; (ii) the occurrence of a merger, consolidation, reorganization, share exchange or similar corporate transaction, whether or not the Company is the Surviving Corporation, other than a transaction which would result in the Voting Shares outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Shares of the Surviving Corporation) at least 50% of the Voting Shares of the Company or such Surviving Corporation immediately after such transaction; or (iii) the sale, transfer or disposition of all or substantially all of the business and assets of the Company to any Person.

“Common Share” means the common shares of the Issuer, par value [●].

“Common Share Equivalent” means any Convertible Security or warrant, option or other right to subscribe for or purchase any Additional Common Shares or any Convertible Security.

“Convertible Securities” means evidences of indebtedness, shares of Equity Capital or other Securities which are or may be at any time convertible into or exchangeable for Additional Common Shares. The term “Convertible Security” means one of the Convertible Securities.

“Equity Capital” means and includes (i) any and all ordinary shares, stock or other common or ordinary equity shares, interests, participations or other equivalents of or interests therein (however designated), including, without limitation, shares of preferred or preference shares, (ii) all partnership interests (whether general or limited) in any Person which is a partnership, (iii) all membership interests or limited liability company interests in any limited liability company, and (iv) all equity or ownership interests in any Person of any other type.

“Governmental Authority” means any governmental, regulatory or self-regulatory entity, department, body, official, authority, commission, board, agency or instrumentality, whether federal, state or local, and whether domestic or foreign.

“Holders” mean the Persons who shall from time to time own this Warrant or any one or more Warrants issued in replacement hereof in accordance with the terms hereof. The term “Holder” means one of the Holders.

“Independent Appraiser” means a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Issuer) that is regularly engaged in the business of appraising the Equity Capital or assets of corporations or other entities as going concerns, and which is not affiliated with either the Issuer or the Holder of any Warrant.

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“Other Common Shares” means any other Equity Capital of the Issuer of any class which shall be authorized at any time after the date of this Warrant (other than Common Shares) and which shall have the right to participate in the distribution of earnings and assets of the Issuer without limitation as to amount.

“Per Share Market Value” means on any particular date (a) the last closing bid price per Common Share on such date on a registered national stock exchange on which the Common Shares are then listed, or if there is no such price on such date, then the closing price on such exchange or quotation system on the date nearest preceding such date, or (b) if the Common Shares are not listed or traded then on any registered national stock exchange, the last closing bid price for a Common Share in the over-the-counter market, as reported by the U.S. national securities exchange on which the Common Shares are traded at the close of business on such date, or (c) if the Common Shares are not then publicly traded the fair market value of a Common Share as determined by an Independent Appraiser selected in good faith by the Holder; provided, however, that the Issuer, after receipt of the determination by such Independent Appraiser, shall have the right to select an additional Independent Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Independent Appraiser; and provided, further that all determinations of the Per Share Market Value shall be appropriately adjusted for any dividends, splits or other similar transactions during such period. The determination of fair market value by an Independent Appraiser shall be based upon the fair market value of the Issuer determined on a going concern basis as between a willing buyer and a willing seller and taking into account all relevant factors determinative of value, and shall be final and binding on all parties. In determining the fair market value of any Common Shares, no consideration shall be given to any restrictions on transfer of the Common Shares imposed by agreement or by federal or state securities laws, or to the existence or absence of, or any limitations on, voting rights.

“Person” means an individual, corporation, limited liability company, partnership, joint stock company, trust, unincorporated organization, joint venture, Governmental Authority or other entity of whatever nature.

“Principal Market” means the U.S. national securities exchange on which the Company’s Common Shares are traded.

“Purchase Agreement” means the Share Purchase Agreement dated as of November 12, 2021, by and among the Issuer, GEM Yield Bahamas Limited and GEM Global Yield LLC SCS.

“Securities” means any debt or equity securities of the Issuer, whether now or hereafter authorized, any instrument convertible into or exchangeable for Securities or a Security, and any option, warrant or other right to purchase or acquire any Security. “Security” means one of the Securities.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute then in effect.

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“Subsidiary” means any corporation at least 50% of whose outstanding Voting Shares shall at the time be owned directly or indirectly by the Issuer or by one or more of its Subsidiaries, or by the Issuer and one or more of its Subsidiaries.

“Surviving Corporation” means (a) the corporation surviving or resulting from any merger, consolidation, reorganization, share exchange or similar corporate transaction involving the Company; (b) the direct or indirect parent company of such surviving corporation; or (c) an entity that acquires all or substantially all of the business and assets of the Company.

“Term” has the meaning specified in Section 1 hereof.

“Trading Day” means a day on which the Common Shares are traded on the Principal Market; provided, however, that in the event that the Common Shares are not listed or quoted as set forth in the foregoing clause, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

“Voting Shares” means, as applied to the Equity Capital of any corporation, Equity Capital of any class or classes (however designated) having voting power for the election of a majority of the members of the Board of Directors (or other governing body) of such corporation, other than Equity Capital having such power only by reason of the happening of a contingency.

“Warrant Price” means the strike price set forth in the first paragraph of this Warrant, as such price may be adjusted from time to time as shall result from the adjustments specified in this Warrant, including Section 4 hereto.

“Warrant Share Number” means at any time the aggregate number of Warrant Shares which may at such time be purchased upon exercise of this Warrant, after giving effect to all prior adjustments and increases to such number made or required to be made under the terms hereof.

“Warrant Shares” means Common Shares issuable upon exercise of this Warrant.

9. Other Notices. In case at any time:

(a)	the Issuer shall make any distributions to the holders of Common Shares; or

(b)	the Issuer shall authorize the granting to all holders of its Common Shares of rights to subscribe for or purchase any shares of Equity Capital of any class or other rights; or

(c)	there shall be any reclassification of the Equity Capital of the Issuer; or

(d)	there shall be any capital reorganization by the Issuer; or

(e)	there shall be any (i) consolidation or merger involving the Issuer or (ii) sale, transfer or other disposition of all or substantially all of the Issuer’s property, assets or business (except a merger or other reorganization in which the Issuer shall be the surviving corporation and its shares of Equity Capital shall continue to be outstanding and unchanged and except a consolidation, merger, sale, transfer or other disposition involving a wholly- owned Subsidiary); or

(f)	there shall be a voluntary or involuntary dissolution, liquidation or winding- up of the Issuer or any partial liquidation of the Issuer or distribution to holders of Common Shares;

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then, in each such case, the Issuer shall, to the extent permitted by law, give written notice to the Holder of the date on which (i) the books of the Issuer shall close or a record shall be taken for such dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be, shall take place. Such notice also shall specify the date as of which the holders of Common Shares of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be. To the extent permitted by law, such notice shall be given prior to the action in question and not less than five (5) days prior to the record date or the date on which the Issuer’s transfer books are closed in respect thereto. This Warrant entitles the Holder to receive copies of all financial and other information distributed or required to be distributed to the holders of the Common Shares.

10. Amendment and Waiver. Any term, covenant, agreement or condition in this Warrant may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by a written instrument or written instruments executed by the Issuer and the Holder.

11. Governing Law; Jurisdiction. This Warrant shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Warrant shall not be interpreted or construed with any presumption against the party causing this Warrant to be drafted. The Issuer and the Holder agree that venue for any dispute arising under this Warrant will lie exclusively in the state or federal courts located in New York, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that New York is not the proper venue. The Issuer and the Holder irrevocably consent to personal jurisdiction in the state and federal courts of the state of New York. The Issuer and the Holder consent to process being served in any such suit, action or proceeding by sending by electronic mail a copy thereof to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 11 shall affect or limit any right to serve process in any other manner permitted by law. THE ISSUER AND THE HOLDER HEREBY AGREE THAT THE PREVAILING PARTY IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS WARRANT OR THE PURCHASE AGREEMENT, SHALL BE ENTITLED TO REIMBURSEMENT FOR REASONABLE LEGAL FEES FROM THE NON-PREVAILING PARTY. THE PARTIES HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

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12. Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be delivered in writing by electronic mail, return receipt requested, properly addressed to the party to receive the same. The email addresses for such communications shall be:

If to the Company:	FIBROBIOLOGICS LLC Attn: Pete O’Heeron Email: pete.oheeron@fibrobiologics.com
If to GEM:	GEM Yield Bahamas Ltd. Attn: Christopher F. Brown, Manager Email: cbrown@gemny.com
With a copy (which shall not constitute notice) to:	Gibson, Dunn & Crutcher LLP Attn: Boris Dolgonos Email: bdolgonos@gibsondunn.com

Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto.

13. Warrant Agent. The Issuer may, by written notice to each Holder of this Warrant, appoint an agent having an office in New York, New York for the purpose of issuing Warrant Shares on the exercise of this Warrant pursuant to Section 2(b) above, exchanging this Warrant pursuant to Section 2(c) above or replacing this Warrant pursuant to Section 3(d) above, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

14. Remedies. The Issuer stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Issuer in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

15. Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Issuer (including any Successor Company as set forth in the Purchase Agreement), the Holder hereof and (to the extent provided herein) the Holders of Warrant Shares issued pursuant hereto, and shall be enforceable by any such Holder or Holder of Warrant Shares.

16. Modification and Severability. If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency. If any such provision is not enforceable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Warrant, but this Warrant shall be construed as if such unenforceable provision had never been contained herein.

17. Headings. The headings of the Sections of this Warrant are for convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

18. Registration Rights. The Holder of this Warrant is entitled to the benefit of certain registration rights with respect to the Warrant Shares issuable upon the exercise of this Warrant pursuant to that certain Registration Rights Agreement, of even date herewith, by and among the Issuer and the Holder (the “Registration Rights Agreement”) and the registration rights with respect to the Warrant Shares issuable upon the exercise of this Warrant by any subsequent Holder may only be assigned in accordance with the terms and provisions of the Registration Rights Agreement.

19. Counterparts. The execution and delivery of counterpart signature pages to this Warrant via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 200, e.g., www.docusign.com) or facsimile shall constitute such party’s effective execution and delivery of this Warrant and agreement to and acceptance of the terms hereof for all purposes.

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IN WITNESS WHEREOF, the Issuer has executed this Warrant as of the day and year first above written.

FIBROBIOLOGICS LLC

By:
Name:
Title:

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EXERCISE FORM

WARRANT

FIBROBIOLOGICS LLC

The undersigned_____________, pursuant to the provisions of the within Warrant, hereby elects to purchase_____Common Shares covered by the within Warrant.

Dated:	Signature

Address

Number of Common Shares beneficially owned or deemed beneficially owned by the Holder on the date of exercise:________________

The undersigned is an “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended.

The undersigned intends that payment of the Warrant Price shall be made as (check one):

Cash Exercise_____________________

Cashless Exercise_________________

If the Holder has elected a cash exercise, the Holder shall pay the sum of $_______ by certified or official bank check (or via wire transfer) to the Issuer in accordance with the terms of the Warrant.

If the Holder has elected a cashless exercise, a certificate shall be issued to the Holder for the number of shares (or such number of shares shall be registered in book-entry form in the name of the Holder, as applicable) equal to the whole number portion of the product of the calculation set forth below, which is _______. The Company shall pay a cash adjustment in respect of the fractional portion of the product of the calculation set forth below in an amount equal to the product of the fractional portion of such product and the Per Share Market Value on the date of exercise, which product is _______.

Where:	X =	Y -(A)(Y)
B

The number of Common Shares to be issued to the Holder _________________________________(“X”).

The number of Common Shares purchasable upon exercise of all of the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised___________________________(“Y”).

The Warrant Price _______________________(“A”).

The Per Share Market Value of one Common Share _______________________(“B”).

ASSIGNMENT

FOR VALUE RECEIVED, _____________________hereby sells, assigns and transfers unto_______________ the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint___________________ , attorney, to transfer the said Warrant on the books of the within named corporation.

Dated:	Signature

Address

PARTIAL ASSIGNMENT

FOR VALUE RECEIVED, __________________hereby sells, assigns and transfers unto__________________________the right to purchase ___________Warrant Shares evidenced by the within Warrant together with all rights therein, and does irrevocably constitute and appoint________________, attorney, to transfer that part of the said Warrant on the books of the within named corporation.

Dated:	Signature

Address

FOR USE BY THE ISSUER ONLY:

This Warrant No. W- canceled (or transferred or exchanged) this______________ day of______________________, _____________, Common Shares issued therefor in the name of______________________ , Warrant No. W-_______________ issued for _____Common Shares in the name of ___________.